[LETTERHEAD OF PATTERSON, BELKNAP, WEBB & TYLER LLP]

October 26, 2004

Citibank, N.A. - ADR Department
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

            We refer to the Registration Statement on Form F-6 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "SEC") by the legal entity created by the Deposit Agreement (as hereinafter defined) for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), 200,000,000 American Depositary Shares (the "ADSs") to be issued under the Deposit Agreement, by and among Citibank, N.A., as Depositary, China Netcom Group Corporation (Hong Kong) Limited, a company organized under the laws of Hong Kong (the "Company"), and the Holders and Beneficial Owners (each as defined in the Deposit Agreement and hereinafter used as so defined) from time to time of ADSs issued thereunder, a draft copy of which is being filed as Exhibit (a) to the Registration Statement (the "Deposit

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Agreement"). Each ADS will represent, subject to the terms and conditions of the
Deposit Agreement and, if applicable, the American Depositary Receipt ("ADR") representing such ADS, twenty (20) ordinary shares, U.S.$0.04 par value per share, of the Company (the "Shares").

            Assuming that, at the time of their issuance, the Registration Statement will have been declared effective by the SEC, the Deposit Agreement will have been duly executed and delivered, and the Shares will have been legally issued, we are of the opinion that the ADSs, when issued in accordance with the terms of the Deposit Agreement and the Registration Statement, will be legally issued and will entitle the Holders to the rights specified in the Deposit Agreement and, if applicable, the ADR(s) representing the ADSs.

            This opinion is limited to the laws of the State of New York and the Federal laws of the United States. Without admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act, we hereby consent to the use of this opinion as Exhibit (d) to the Registration Statement.


                                        Very truly yours,

                                        PATTERSON, BELKNAP, WEBB & TYLER LLP


                                        By: /s/ Herman H. Raspe
                                            ------------------------------------
                                            A Member of the Firm